Exhibit 16.1

LOS ANGELES

10960 Wilshire Blvd

Suite 1100

Los Angeles, CA 90024

Telephone: 310.477.3924

Fax: 310.478.6070

877-SLGG-LLP

(877) 754-4557

SERVICES

Audit & Accounting

Business Management

Business Valuation

Litigation Support

Enterprise Risk Management

Forensic Accounting

SEC

Small Business

Tax Consultation

INDUSTRIES

Construction

Entertainment & Media

Manufacturing

Distribution & Retail

Nonprofit Sector

Professional Services

Real Estate

Technology & Life Sciences

Securities and Exchange Commission (SEC)

450 Fifth Street NW

Washington, D.C. 20549

Commissioners:

We have read Medivation, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 23, 2007, and we agree with such statements concerning our firm.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

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